EXHIBIT (99)(a)

NEWS RELEASE

July 17, 2006
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $2.7 million, or $0.70 basic net income per share and $0.68 diluted net income per share, for the three months ended June 30, 2006 as compared to $1.6 million or $0.42 basic and diluted net income per share, for the same period one year ago. Net income from recurring operations for the three months ended June 30, 2006 was $2.7 million, or $0.72 basic net income per share and $0.70 diluted net income per share, as compared to second quarter 2005 net income from recurring operations of $1.6 million, or $0.42 basic and diluted net income per share. June 30, 2005 per share amounts have been restated to reflect the 10% stock dividend declared and distributed during the second quarter 2006.

Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in second quarter earnings to growth in interest-earning assets, which contributed to growth in net interest income and non-interest income. In addition, the Company had a decrease in the provision for loan losses. The increases in net interest income and non-interest income and the decrease in the provision for loan losses were partially offset by an increase in non-interest expense.

Net interest income increased 28% to $8.5 million for the three months ended June 30, 2006 compared to $6.7 million for the same period one year ago. This increase is attributable to Federal Reserve interest rate increases, which resulted in increases to the prime rate. In addition, the average outstanding balances of loans and investment securities available for sale increased for the three months ended June 30, 2006. Net interest income after the provision for loan losses increased 36% to $8.1 million during the second quarter of 2006, compared to $5.9 million for the same period one year ago. The provision for loan losses for the three months ended June 30, 2006 was $413,000 as compared to $723,000 for the same period one year ago, primarily attributable to a decrease in non-accrual loans of $3.4 million when compared to June 30, 2005.

Recurring non-interest income increased 15% to $2.1 million for the three months ended June 30, 2006, as compared to $1.8 million for the same period one year ago. The increase in recurring non-interest income is primarily due to an increase in service charges and fees of $162,000 and an increase in miscellaneous other income of $90,000 resulting from activity in new branches opened in 2004 and 2005. Net non-recurring losses of $87,000 for the three months ended June 30, 2006 included a $92,000 loss on the sale of securities partially offset by a $5,000 gain on the disposition of assets.

Non-interest expense increased 12% to $5.9 million for the three months ended June 30, 2006, as compared to $5.3 million for the same period last year. The increase in non-interest expense included an increase of $293,000 or 10% in salaries and benefits expense due to normal salary increases and increased incentive expense, as well as an increase of $321,000 or 24% in other non-interest expenses primarily due to an increase of $148,000 in amortization of the issuance costs of the trust preferred securities issued in 2001 that management intends to call on December 31, 2006.

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE TWO

Year-to-date net income as of June 30, 2006 was $4.9 million, or $1.29 basic net income per share and $1.26 diluted net income per share as compared to $2.9 million, or $0.76 basic net income per share and $0.75 diluted net income per share, for the same period one year ago. Net income from recurring operations for the six months ended June 30, 2006 was $5.1 million or $1.35 basic net income per share and $1.32 diluted net income per share, representing a 78% increase over net income from recurring operations of $2.9 million, or $0.76 basic net income per share and $0.75 diluted net income per share for the six months ended June 30, 2005.

The increase in year-to-date earnings is primarily attributable to growth in interest-earning assets, which contributed to increases in net interest income and non-interest income. In addition, the Company had a decrease in the provision for loan losses. The increases in net interest income and non-interest income and the decrease in the provision for loan losses were partially offset by an increase in non-interest expense.

Net interest income increased 28% to $16.5 million for the six months ended June 30, 2006 compared to $12.9 million for the same period one year ago. This increase is attributable to an increase in interest income due to increases in the prime rate, which resulted from Federal Reserve interest rate increases. In addition, the average outstanding balances of loans and investment securities available for sale increased for the six months ended June 30, 2006. Net interest income after the provision for loan losses increased 34% to $15.4 million for the six months ended June 30, 2006, compared to $11.5 million for the same period one year ago. The provision for loan losses for the six months ended June 30, 2006 was $1.2 million as compared to $1.4 million for the same period one year ago.

Recurring non-interest income increased 19% to $4.1 million for the six months ended June 30, 2006, as compared to $3.5 million for the same period one year ago. The increase in recurring non-interest income is primarily due to an increase in service charges and fees of $433,000 and an increase in miscellaneous other income of $189,000 resulting from activity in new branches opened in 2004 and 2005. Net non-recurring losses of $150,000 for the six months ended June 30, 2006 included a $174,000 loss on the sale of securities partially offset by a $24,000 gain on the disposition of assets.

Recurring non-interest expense increased 9% to $11.5 million for the six months ended June 30, 2006, as compared to $10.6 million for the same period last year. The increase in recurring non-interest expense included an increase of $470,000 or 8% in salaries and benefits expense due to normal salary increases and increased incentive expense, as well as an increase of $391,000 or 15% in other non-interest expenses. The Company had non-recurring expenses of $178,000 for the six months ended June 30, 2006 resulting from a prepayment fee associated with the early termination of a $5.0 million Federal Home Loan Bank advance during first quarter. This fee is included in other non-interest expense.

Total assets as of June 30, 2006 amounted to $783.7 million, an increase of 10% compared to total assets of $709.6 million at June 30, 2005. This increase is primarily attributable to an increase in loans combined with an increase in available for sale securities. Loans increased 10% to $607.2 million as of June 30, 2006 compared to $551.1 million as of June 30, 2005. Available for sale securities increased 7% to $113.2 million as of June 30, 2006 compared to $105.8 million as of June 30, 2005, the result of net securities purchases that are part of management’s objective to grow the investment portfolio. This increase in available for sale securities was partially offset by paydowns on mortgage-backed securities, calls and maturities.

Non-performing assets totaled $3.9 million at June 30, 2006 or 0.49% of total assets, compared to $7.7 million at June 30, 2005 or 1.09% of total assets. The allowance for loan losses at June 30, 2006 amounted to $7.9 million or 1.30% of total loans compared to $8.0 million or 1.46% of total loans at June 30, 2005.

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE THREE

Deposits amounted to $610.8 million as of June 30, 2006, representing an increase of 7% over deposits of $568.8 million at June 30, 2005. Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $17.4 million to $435.1 million at June 30, 2006 as compared to $417.8 million at June 30, 2005 primarily due to an increase in certificates of deposit in amounts less than $100,000 and an increase in non-interest bearing demand deposits. Certificates of deposit in amounts greater than $100,000 or more totaled $175.7 million at June 30, 2006 as compared to $151.1 million at June 30, 2005. This increase is due to an increase of $5.4 million in brokered deposits combined with an increase of $19.2 million in non-brokered deposits resulting from a change in certificate of deposit pricing strategies implemented in 2005.

On June 28, 2006, the Company completed the issuance of $20 million PEBK Capital Trust II floating rate capital securities with a maturity date of June 28, 2036. The Company expects to use the net proceeds from this issuance to replace the trust preferred securities issued in 2001, which will be called at December 31, 2006.

Shareholders’ equity increased to $56.8 million, or 7.25% of total assets, at June 30, 2006 as compared to $52.6 million, or 7.42% of total assets, at June 30, 2005. The net increase in common stock and retained earnings from June 30, 2005 to June 30, 2006 amounted to $6.4 million primarily due to net income earned for the period, which was offset by a $2.2 million decrease in accumulated other comprehensive income from June 30, 2005 to June 30, 2006. The decrease in accumulated other comprehensive income is due to a decrease in the market value of available for sale securities.

Peoples Bank operates entirely in North Carolina, with eleven offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County, two offices in Mecklenburg County and one office in Union County. The Bank also operates a Loan Production Office in Davidson, North Carolina, which is located in Mecklenburg County. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol “PEBK.”

(TABLES FOLLOW)

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2005.

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
June 30, 2006, December 31, 2005 and June 30, 2005

	June 30, 2006	December 31, 2005	June 30, 2005
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$28,048,883	$18,468,999	$20,211,985
Federal funds sold	2,951,000	1,347,000	2,767,000
Cash and cash equivalents	30,999,883	19,815,999	22,978,985

Investment securities available for sale	113,225,359	115,158,184	105,768,532
Other investments	6,055,199	5,810,749	6,494,249
Total securities	119,280,558	120,968,933	112,262,781

Loans	607,230,621	566,663,416	551,104,351
Mortgage loans held for sale	3,440,575	2,247,900	3,356,750
Less: Allowance for loan losses	(7,922,419)	(7,424,782)	(8,021,456)
Net loans	602,748,777	561,486,534	546,439,645

Premises and equipment, net	12,779,739	12,662,153	13,008,791
Cash surrender value of life insurance	6,415,211	6,311,757	6,202,973
Accrued interest receivable and other assets	11,468,148	9,034,239	8,665,824
Total assets	$783,692,316	$730,279,615	$709,558,999

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$105,941,780	$94,660,721	$94,679,521
NOW, MMDA & Savings	171,272,466	183,248,699	184,084,578
Time, $100,000 or more	175,658,315	152,410,976	151,069,343
Other time	157,916,424	152,533,265	139,014,564
Total deposits	610,788,985	582,853,661	568,848,006

Demand notes payable to U.S. Treasury	177,851	1,473,693	801,899
Securities sold under agreement to repurchase	2,868,110	981,050	-
FHLB borrowings	74,100,000	71,600,000	69,000,000
Junior subordinated debentures	35,052,000	14,433,000	14,433,000
Accrued interest payable and other liabilities	3,899,724	4,585,217	3,832,783
Total liabilities	726,886,670	675,926,621	656,915,688

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,788,284 shares in 2006
and 3,440,805 shares in 2005	50,384,830	41,096,500	41,378,990
Retained earnings	9,318,997	14,656,160	11,933,784
Accumulated other comprehensive income	(2,898,181)	(1,399,666)	(669,463)
Total shareholders' equity	56,805,646	54,352,994	52,643,311

Total liabilities and shareholders' equity	$783,692,316	$730,279,615	$709,558,999

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2006 and 2005

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$12,543,896	$9,220,188	$24,071,375	$17,682,125
Interest on federal funds sold	17,060	1,425	21,202	2,905
Interest on investment securities:
U.S. Government agencies	1,070,334	854,201	2,092,008	1,702,557
States and political subdivisions	193,411	180,632	386,161	362,495
Other	120,424	91,924	245,587	178,957
Total interest income	13,945,125	10,348,370	26,816,333	19,929,039

INTEREST EXPENSE:
NOW, MMDA & savings deposits	681,623	641,962	1,356,360	1,275,282
Time deposits	3,432,723	2,101,247	6,420,454	3,890,924
FHLB borrowings	968,265	710,008	1,853,955	1,421,784
Junior subordinated debentures	297,681	225,516	577,320	432,990
Other	48,300	7,045	83,843	11,111
Total interest expense	5,428,592	3,685,778	10,291,932	7,032,091
NET INTEREST INCOME	8,516,533	6,662,592	16,524,401	12,896,948
PROVISION FOR LOAN LOSSES	413,000	723,000	1,172,000	1,413,000
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	8,103,533	5,939,592	15,352,401	11,483,948

NON-INTEREST INCOME:
Service charges	1,016,930	947,309	1,941,875	1,752,569
Other service charges and fees	363,012	270,865	759,029	515,492
Gain (loss) on sale of securities	(91,951)	-	(173,751)	-
Mortgage banking income	119,268	101,640	239,876	204,756
Insurance and brokerage commission	109,783	102,761	213,683	212,520
Miscellaneous	508,871	419,181	983,080	794,487
Total non-interest income	2,025,913	1,841,756	3,963,792	3,479,824
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,265,032	2,971,765	6,503,802	6,034,266
Occupancy	1,017,425	988,560	2,005,821	1,957,626
Other	1,660,957	1,340,364	3,136,269	2,567,644
Total non-interest expenses	5,943,414	5,300,689	11,645,892	10,559,536

INCOME BEFORE INCOME TAXES	4,186,032	2,480,659	7,670,301	4,404,236
INCOME TAXES	1,524,600	872,600	2,773,800	1,519,400

NET INCOME	$2,661,432	$1,608,059	$4,896,501	$2,884,836
PER SHARE AMOUNTS
Basic net income	$0.70	$0.42	$1.29	$0.76
Diluted net income	$0.68	$0.42	$1.26	$0.75
Cash dividends	$0.11	$0.09	$0.21	$0.18
Book value	$15.00	$13.86	$15.00	$13.86

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2006 and 2005

	Three months ended			Six months ended
	June 30,			June 30,
	2006	2005		2006	2005
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$117,265,624	$105,390,837		$116,958,642	$104,942,742
Loans	596,207,370	544,530,463		588,379,013	541,729,602
Earning assets	722,484,968	657,009,512		713,769,621	653,698,482
Assets	763,297,478	696,398,878		753,785,125	692,213,129
Deposits	606,883,376	564,528,228		696,255,231	559,407,549
Shareholders' equity	57,641,451	52,568,462		58,403,846	53,072,781

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.83%	4.16%		4.77%	4.07%
Return of average assets	1.40%	0.93%		1.31%	0.84%
Return on average shareholders' equity	18.52%	12.27%		16.91%	10.96%
Shareholders' equity to total assets (period end)	7.25%	7.42%		7.25%	7.42%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$7,649,364	$7,419,580		$7,424,782	$8,048,627
Provision for loan losses	413,000	723,000		1,172,000	1,413,000
Charge-offs	(314,448)	(276,738)		(900,487)	(1,681,002)
Recoveries	174,503	155,614		226,124	240,831
Balance, end of period	$7,922,419	$8,021,456		$7,922,419	$8,021,456

ASSET QUALITY:
Non-accrual loans				$3,439,382	$6,842,387
90 days past due and still accruing				33,396	208,693
Other real estate owned				380,418	660,030
Total non-performing assets				$3,853,196	$7,711,110
Non-performing assets to total assets				0.49%	1.09%
Allowance for loan losses to non-performing assets				205.61%	104.02%
Allowance for loan losses to total loans				1.30%	1.46%

LOAN RISK GRADE ANALYSIS:		Percentage of Loans		General Reserve
		By Risk Grade*		Percentage
		6/30/2006	6/30/2005	6/30/2006	6/30/2005
Risk 1 (excellent quality)		13.01%	15.10%	0.15%	0.15%
Risk 2 (high quality)		16.99%	20.58%	0.50%	0.50%
Risk 3 (good quality)		59.12%	55.79%	1.00%	1.00%
Risk 4 (management attention)		8.06%	5.05%	2.50%	2.50%
Risk 5 (watch)		0.99%	0.67%	7.00%	7.00%
Risk 6 (substandard)		0.70%	0.87%	12.00%	12.00%
Risk 7 (low substandard)		0.55%	0.68%	25.00%	25.00%
Risk 8 (doubtful)		0.00%	0.00%	50.00%	50.00%
Risk 9 (loss)		0.00%	0.00%	100.00%	100.00%

*Excludes non-accrual loans

At June 30, 2006 there was one relationship exceeding $1.0 million (which totaled $1.9 million) in the Watch risk grade, one relationship exceeding $1.0 million (which totaled $1.5 million) in the Substandard risk grade, and one relationship exceeding $1.0 million (which totaled $3.1 million) in the Low Substandard risk grade. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)